Exhibit 3.2
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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 05/30/2001
                                                               010257026-2366172

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HEMASURE INC.

                  Hemasure, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  1. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware (the "Delaware Corporate Law") and has been consented to by a majority of the stockholders of the Corporation at a special meeting of stockholders duly noticed and held accordance with all applicable provisions of the Delaware Corporate Law.

                  2. Article FIRST of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                           "The name of the Corporation is HMSR Inc."

                  IN WITNESS WHEREOF, the Board of Directors of HemaSure Inc. has authorized and caused this Certificate of Amendment to be executed by John
F. McGuire, its President and Chief Executive Officer, and attested by James B. Murphy, its Chief Financial Officer and Secretary, as of this 21st day of May, 2001.



                                                             /s/ John F. McGuire
                                                             -------------------
                                                               John F. McGuire
                                                                  President


Attest:
/s/ James B. Murphy
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James B. Murphy
Secretary